News Release
For Release October 21, 2015
9:00 A.M.

Contact: (803) 951- 2265
Joseph G. Sawyer, EVP & Chief Financial Officer or
Robin D. Brown, EVP & Director of Marketing

First Community Corporation Announces Third Quarter Results and Cash Dividend

Highlights

•	Net income increase of 16.4% on a linked quarter basis. Third quarter net income of $1.679 million ($0.25 per share) as compared to $1.443 million ($0.22 per share) in the prior quarter

•	Strong loan growth continues with $9.9 million in net loan growth during the third quarter. Annualized growth rate of 8.4% and year-to-date net loan growth in excess of $40 million with production in excess of $90 million.

•	Pure deposit growth (including customer cash management accounts) of $23.6 million during the third quarter. Annualized growth rate of 17.3% and year-to-date net pure deposit growth (including customer cash management accounts) of $48 million.

•	Key credit quality metrics were excellent with charge-offs of less than 0.01% during the quarter and 0.17% year-to-date and non-performing assets of .88% at quarter end.

•	Cash dividend of $0.07 per common share, which is the 55th consecutive quarter of cash dividends paid to common shareholders

•	Regulatory capital ratios remain strong at 10.34% (Tier 1 Leverage) and 16.48% (Total Capital) along with Tangible Common Equity / Tangible Assets (TCE/TA) ratio of 8.50%

Lexington, SC – October 21, 2015 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the third quarter of 2015. On a linked quarter basis, net income increased 16.4% to $1.679 million in the third quarter of the year as compared to $1.443 million in the second quarter of 2015. Diluted earnings per common share increased to $0.25 for the third quarter of 2015 as compared to $0.22 for the second quarter of 2015. Year-to-date 2015 net income was $4.526 million, a 25.2% increase over the $3.615 million earned in the first nine months of 2014. Year-to-date diluted earnings per share were $0.68 compared to $0.55 during the same time period in 2014.

Cash Dividend and Capital

The Board of Directors has approved a cash dividend for the third quarter of 2015. The company will pay a $0.07 per share dividend to holders of the company’s common stock. This dividend is payable November 13, 2015 to shareholders of record as of November 2, 2015. Mr. Crapps commented, “Our entire board is pleased that our performance enables the company to continue its cash dividend for the 55th consecutive quarter.”

Each of the regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) exceed the well capitalized minimum levels currently required by regulatory statute. At September 30, 2015, the company’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 10.34%, 15.67%, and 16.48%, respectively. This compares to the same ratios as of September 30, 2014, of 10.33%, 15.78%, and 16.61%, respectively. Additionally, the regulatory capital ratios for the company’s wholly owned subsidiary, First Community Bank, were 9.83%, 14.92%, and 15.74% respectively as of September 30, 2015. Further, the company’s ratio of tangible common equity to tangible assets was 8.50% as of September 30, 2015.

Asset Quality

The non-performing assets ratio declined to 0.88% of total assets, as compared to the prior quarter ratio of 0.94%. The nominal level of non-performing assets decreased to $7.519 million from $7.872 million at the end of the prior quarter, a 4.5% decrease. Trouble debt restructurings, that are still accruing interest, declined slightly during the quarter to $1.654 million from $1.674 million at the end of the second quarter of 2015.

Net loan charge-offs for the quarter were $6 thousand (less than 0.01%) and for the first nine months of 2015 were $654 thousand (0.17%). The ratio of classified loans plus OREO now stands at 14.76% of total bank regulatory risk-based capital as of September 30, 2015.

Balance Sheet

(Numbers in millions)

	Quarter Ended	Quarter Ended	Quarter Ended	3 Month	3 Month
	9/30/15	6/30/15	12/31/14	$ Variance	% Variance
Assets
Investments	$273.7	$271.2	$282.8	$2.5	0.9%
Loans	483.9	474.0	443.8	9.9	2.1%

Liabilities
Total Pure Deposits	$549.9	$526.7	$504.5	$23.2	4.2%
Certificates of Deposit	154.5	157.3	165.1	(2.8)	(1.8)%
Total Deposits	$704.4	$684.0	$669.6	$20.4	3.0%

Customer Cash Management	$19.9	$19.5	$17.4	$0.4	2.1%
FHLB Advances	27.5	35.5	28.8	(8.0)	(22.5%)

Total Funding	$751.8	$739.0	$715.8	$12.8	1.7%
Cost of Funds*	0.45%	0.45%	0.47%		(0 bps )
(*including demand deposits)
Cost of Deposits	0.26%	0.25%	0.26%		1 bps

Mr. Crapps commented, “This was another quarter of strong performance by our company led by continued growth in loans and pure deposits. We continue to see the benefit of focused efforts in these key areas.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income increased on a linked quarter basis to $6.3 million for the third quarter up from $6.2 million in the second quarter of 2015. The net interest margin, on a taxable equivalent basis, decreased slightly to 3.32% for the third quarter from 3.34% in the second quarter of the year.

Non-Interest Income

Non-interest income, adjusted for securities gains and losses, decreased 2.9% on a linked quarter basis to $2.329 million in the third quarter of 2015, down from $2.398 million in the second quarter of this year. Revenues in the mortgage line of business were relatively flat on a linked quarter basis at $964 thousand in the third quarter of 2015. Production levels remained constant on a linked quarter basis at approximately $30 million in total loan volume. Yields for the third quarter decreased slightly from the second quarter average of 3.27% to 3.20% in the third quarter. The investment advisory line of business saw a decrease in revenue in the third quarter from $407 thousand in the second quarter of 2015 to $290 in the third quarter. Deposit fees generated in the commercial and retail banking line of business increased $44 thousand (12.7%) during the quarter. Mr. Crapps commented, “Our strategy of generating revenue streams from multiple lines of business continues to serve us well. As anticipated, our mortgage line of business experienced another good quarter on par with the results of the second quarter. Our financial planning line of business also had a good quarter, although it was down from the second quarter production which included one major piece of business.”

Non-Interest Expense

Non-interest expense decreased significantly by $322 thousand (5.0%) on a linked quarter basis. This is primarily attributable to a decrease in compensation and benefit expense and marketing costs. Marketing expenses were higher in the first part of the year due to the creative and production costs associated with the development of the marketing initiatives along with higher media costs to support the strategy of an early and heavy media presence targeted to assist with the bank’s commercial loan growth.

Other

In early October, the State of South Carolina experienced an historic weather event. The Midlands area of the state was particularly hard hit by the devastating flooding that occurred. Mr. Crapps commented, “Our thoughts and prayers are with those who have been directly impacted by these storms. It has been heartwarming to see the response of our friends and neighbors as we work to help those in need. Led by a strong response from our local government and business leaders, the process of rebuilding the affected areas has already begun. Our bank experienced damage in only one of our banking offices and our operations were not significantly impacted. Our focus has been on our customers who were affected and we are in the process of helping them as they move forward. Fortunately, the initial assessment of our larger relationships has resulted in identifying only minimal impact to the bank’s credit portfolio. We are now broadening the scope of our assessment to evaluate the potential impact to other clients.”

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank operates fifteen banking offices located in the Midlands, Aiken, and Augusta, Georgia in addition to two other lines of business, First Community Bank Mortgage and First Community Financial Consultants, a financial planning/investment advisory division.

FORWARD-LOOKING STATEMENTS Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) technology and cybersercurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

###

FIRST COMMUNITY CORPORATION
BALANCE SHEET DATA
(Dollars in thousands, except per share data)

	At September 30,		December 31,
	2015	2014	2014

Total Assets	$852,329	$830,917	$812,363
Other short-term investments (1)	23,773	43,654	10,052
Investment Securities	273,682	263,924	282,814
Loans held for sale	3,568	3,404	4,124
Loans	483,931	448,556	443,844
Allowance for Loan Losses	4,468	4,156	4,132
Goodwill	5,078	4,390	5,078
Other Intangibles	1,508	1,918	1,806
Total Deposits	704,370	686,971	669,583
Securities Sold Under Agreements to Repurchase	19,908	17,650	17,383
Federal Home Loan Bank Advances	27,543	32,312	28,807
Junior Subordinated Debt	15,464	15,464	15,464
Shareholders’ Equity	78,488	72,563	74,528

Book Value Per Common Share	$11.74	$10.89	$11.18
Tangible Book Value Per Common Share	$10.76	$9.95	$10.15
Tangible Book Value Per Common Share (Excluding AOCI)	$10.51	$9.86	$9.96
Equity to Assets	9.21%	8.73%	9.17%
Tangible common equity to tangible assets	8.50%	8.03%	8.40%
Loan to Deposit Ratio	69.21%	65.79%	66.29%
Allowance for Loan Losses/Loans	0.92%	0.93%	0.93%
Allowance for Loan Losses/Loans plus credit mark	1.17%	1.33%	1.33%

(1) Includes federal funds sold, securities sold under agreements to resell and interest-bearing deposits

Regulatory Ratios:
Leverage Ratio	10.34%	10.33%	10.02%
Tier 1 Capital Ratio	15.67%	15.80%	16.12%
Total Capital Ratio	16.48%	16.62%	16.94%
Common Equity Tier 1	12.98%	N/A	N/A
Tier 1 Regulatory Capital	$85,844	$79,942	$81,431
Total Regulatory Capital	$90,312	$84,098	$85,563
Common Equity Tier 1	$71,106	N/A	N/A

Average Balances:

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014

Average Total Assets	$837,562	$781,551	$827,920	$767,293
Average Loans	482,198	445,060	468,704	435,076
Average Earning Assets	769,544	713,890	759,252	701,659
Average Deposits	688,491	638,596	681,830	621,360
Average Other Borrowings	65,830	65,782	63,881	71,953
Average Shareholders’ Equity	77,384	71,724	76,719	68,348

Asset Quality:
	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2014
Loan Risk Rating by Category (End of Period)
Special Mention	$11,688	$11,806	$12,314	$13,818
Substandard	10,206	10,905	12,356	13,500
Doubtful	—	—	—	—
Pass	462,037	451,305	429,631	416,526
	$483,931	$474,016	$454,301	$443,844

	September 30,	June 30,	March 31	December 31,
	2015	2015	2015	2014
Nonperforming Assets:
Non-accrual loans	$5,067	$5,349	5,943	$6,585
Other real estate owned	2,450	2,523	2,817	2,943
Accruing loans past due 90 days or more	2	—	—	—
Total nonperforming assets	$7,519	$7,872	$8,760	$9,528
Accruing trouble debt restructurings	$1,654	$1,674	$1,954	$2,200

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Loans charged-off	$16	$70	$727	$796
Overdrafts charged-off	14	11	37	29
Loan recoveries	(19)	(16)	(94)	(50)
Overdraft recoveries	(5)	(10)	(16)	(17)
Net Charge-offs	$6	$55	$654	$758
Net Charge-offs to Average Loans	0.00%	0.01%	0.14%	0.17%

FIRST COMMUNITY CORPORATION
INCOME STATEMENT DATA
(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Three months ended		Nine months ended
	September 30,		June 30,		March 31,		September 30,
	2015	2014	2015	2014	2015	2014	2015	2014
Interest Income	$7,114	$6,968	$7,049	$6,849	$7,283	$6,403	$21,446	$20,220
Interest Expense	861	872	845	902	835	907	2,541	2,681
Net Interest Income	6,253	6,096	6,204	5,947	6,448	5,496	18,905	17,539
Provision for Loan Losses	193	152	391	400	406	150	990	702
Net Interest Income After Provision	6,060	5,944	5,813	5,547	6,042	5,346	17,915	16,837
Non-interest Income:
Deposit service charges	390	400	346	379	347	366	1,083	1,145
Mortgage origination fees	964	1,016	980	702	735	619	2,679	2,337
Investment advisory fees and non-deposit commissions	290	267	407	198	296	257	993	722
Gain (loss) on sale of securities	—	16	167	78	104	8	271	102
Gain (loss) on sale of other assets	19	10	3	(24)	4	12	24	(2)
Loss on early extinguishment of debt	—	—	—	(67)	(103)	—	(103)	(67)
Other	666	591	662	633	598	613	1,928	1,837
Total non-interest income	2,329	2,300	2,565	1,899	1,981	1,875	6,875	6,074
Non-interest Expense:
Salaries and employee benefits	3,595	3,502	3,658	3,272	3,565	3,424	10,818	10,198
Occupancy	513	489	500	465	485	413	1,498	1,367
Equipment	437	414	394	375	402	339	1,233	1,128
Marketing and public relations	129	218	328	212	226	161	683	591
FDIC assessment	113	138	138	131	138	124	389	393
Other real estate expense	126	105	154	117	154	138	434	360
Amortization of intangibles	98	64	98	63	103	42	299	169
Merger and acquisition expenses	—	39	—	15	—	420	—	474
Other	1,056	1,091	1,119	1,135	1,027	965	3,202	3,191
Total non-interest expense	6,067	6,060	6,389	5,785	6,100	6,026	18,556	17,871
Income before taxes	2,322	2,184	1,989	1,661	1,923	1,195	6,234	5,040
Income tax expense	643	632	546	460	519	333	1,708	1,425
Net Income	$1,679	$1,552	$1,443	$1,201	$1,404	$862	$4,526	$3,615

Per share data:
Net income, basic	$0.26	$0.23	$0.22	$0.18	$0.22	$0.14	$0.69	$0.56
Net income, diluted	$0.25	$0.23	$0.22	$0.18	$0.21	$0.14	$0.68	$0.55

Average number of shares outstanding - basic	6,559,844	6,658,679	6,539,154	6,654,359	6,522,420	6,168,949	6,548,955	6,495,490
Average number of shares outstanding - diluted	6,712,026	6,726,849	6,697,620	6,719,110	6,664,654	6,228,512	6,698,570	6,564,646
Shares outstanding period end	6,684,563	6,660,466	6,679,938	6,656,139	6,683,960	6,652,189	6,684,563	6,660,466
Return on average assets	0.81%	0.79%	0.70%	0.61%	0.70%	0.48%	0.73%	0.63%
Return on average common equity	8.73%	8.61%	7.53%	6.88%	7.54%	5.49%	7.88%	7.07%
Return on average common tangible equity	9.55%	9.32%	8.25%	7.54%	8.23%	5.89%	8.62%	7.66%
Net Interest Margin (non taxable equivalent)	3.22%	3.40%	3.25%	3.32%	3.51%	3.32%	3.33%	3.34%
Net Interest Margin (taxable equivalent)	3.32%	3.48%	3.34%	3.38%	3.62%	3.40%	3.43%	3.42%
Efficiency Ratio	70.69%	71.85%	74.27%	74.47%	73.27%	81.84%	72.45%	73.99%

FIRST COMMUNITY CORPORATION
Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Three months ended September 30, 2015			Three months ended September 30, 2014
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$482,198	$5,795	4.77%	$445,060	$5,615	5.02%
Securities:	269,931	1,290	1.90%	251,893	1,326	2.09%
Federal funds sold and securities purchased	17,415	29	0.66%	16,937	27	0.63%
Total earning assets	769,544	7,114	3.67%	713,890	6,968	3.88%
Cash and due from banks	9,895			10,398
Premises and equipment	29,879			29,046
Other assets	32,604			32,316
Allowance for loan losses	(4,360)			(4,099)
Total assets	$837,562			$781,551

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$137,055	$40	0.12%	$133,554	$43	0.13%
Money market accounts	157,726	112	0.28%	147,916	88	0.24%
Savings deposits	59,355	18	0.12%	52,346	15	0.11%
Time deposits	183,943	273	0.59%	170,889	269	0.63%
Other borrowings	65,830	418	2.52%	65,782	457	2.76%
Total interest-bearing liabilities	603,909	861	0.57%	570,487	872	0.61%
Demand deposits	150,412			133,891
Other liabilities	5,857			5,449
Shareholders’ equity	77,384			71,724
Total liabilities and shareholders’ equity	$837,562			$781,551

Cost of funds, including demand deposits			0.45%			0.49%
Net interest spread			3.10%			3.27%
Net interest income/margin		$6,253	3.22%		$6,096	3.40%
Net interest income/margin FTE basis		$6,448	3.32%		$6,243	3.48%

FIRST COMMUNITY CORPORATION
Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Nine months ended September 30, 2015			Nine months ended September 30, 2014
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$468,704	$17,373	4.96%	$435,076	$16,277	5.00%
Securities:	274,306	3,987	1.94%	249,573	3,869	2.07%
Federal funds sold and securities purchased under agreements to resell	16,242	86	0.71%	17,010	74	0.58%
Total earning assets	759,252	21,446	3.78%	701,659	20,220	3.85%
Cash and due from banks	10,802			10,279
Premises and equipment	29,569			27,586
Other assets	32,611			31,887
Allowance for loan losses	(4,314)			(4,118)
Total assets	$827,920			$767,293
Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$135,877	118	0.12%	$131,185	127	0.13%
Money market accounts	157,180	315	0.27%	136,854	239	0.23%
Savings deposits	57,115	50	0.12%	51,053	44	0.12%
Time deposits	188,438	821	0.58%	173,317	862	0.66%
Other borrowings	63,881	1,237	2.59%	71,953	1,409	2.62%
Total interest-bearing liabilities	602,491	2,541	0.56%	564,362	2,681	0.63%
Demand deposits	143,220			128,951
Other liabilities	5,490			5,632
Shareholders’ equity	76,719			68,348
Total liabilities and shareholders’ equity	$827,920			$767,293

Cost of funds, including demand deposits			0.46%			0.52%
Net interest spread			3.22%			3.21%
Net interest income/margin		$18,905	3.33%		$17,539	3.34%
Net interest income/margin FTE basis		$19,465	3.43%		$17,942	3.42%